                                                                   EXHIBIT 10.41

   CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE
      ACT OF 1934. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                      AMGEN

          AMENDMENT #1 DATED FEBRUARY 10, 1999 TO AGREEMENT NO. 980202

Agreement No. 980202, between Amgen Inc. ("Amgen") and Renal Care Group, Inc., shall be amended and restated in its entirety to read as stated below. Provided this Amendment is signed on or before March 26, 1999, this Amendment shall become effective on April 1, 1999. If this Amendment is not signed on or before March 26, 1999, this Amendment shall be null and void, and the original Agreement and all of the terms described therein shall remain in force through the original expiration date of March 31, 1999.

This Agreement ("Agreement") between Amgen Inc. ("Amgen") and Renal Care Group, Inc., including the freestanding dialysis center affiliate(s) listed on Appendix B, (collectively, "Dialysis Center"), sets forth the terms and conditions for the purchase of EPOGEN(R) (Epoetin alfa) by Dialysis Center.

1. TERM OF AGREEMENT. The "Term" of this Agreement shall be defined as April 1, 1999 ("Commencement Date") through March 31, 2000 ("Termination Date").

2. DIALYSIS CENTER AFFILIATES. Dialysis Center must provide Amgen with a complete list of its dialysis center affiliates ("Affiliates") on or before the date this Agreement is executed by Dialysis Center. Modifications to the dialysis center Affiliates listed on Appendix B may be made pursuant to the request of Dialysis Center's corporate headquarters and are subject to approval and acknowledgment by Amgen in writing. Amgen requires no less than 30 days notice before the effective date of change for any addition or deletion of Affiliates hereunder. Amgen reserves the right to accept, reject, or immediately terminate any Affiliates with regard to participation in this Agreement.

3. OWN USE. Dialysis Center hereby certifies that EPOGEN(R) purchased hereunder shall be for Dialysis Center's "own use."

4. AUTHORIZED WHOLESALERS. Dialysis Center must provide Amgen with a complete list of its current wholesalers, from whom Dialysis Center intends to purchase EPOGEN(R), and must provide the list to Amgen on or before the date this Agreement is executed by Dialysis Center's corporate headquarters. The list must include the name and complete address of each designated wholesaler. Wholesalers designated by Dialysis Center and approved by Amgen to participate in this program will be deemed "Authorized Wholesalers." A current listing of Dialysis Center's Authorized Wholesalers is referenced in Appendix B. Notification of proposed changes to the list of Authorized Wholesalers must be provided to Amgen in writing at least 30 days before the effective date of the proposed change. Amgen reserves the right to accept, reject, or immediately terminate any wholesaler with regard to participation in this Agreement. Dialysis Center agrees to require all Authorized Wholesalers to submit product sales information to a third-party sales reporting organization designated by Amgen.

5. QUALIFIED PURCHASES. EPOGEN(R) purchased under this Agreement by Dialysis Center *.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

6. COMMITMENT TO PURCHASE. Dialysis Center agrees to purchase EPOGEN(R) for all of its dialysis use requirements for recombinant human erythropoietin. Dialysis Center may purchase another brand of recombinant human erythropoietin for its dialysis use requirements only for the time, and only to the extent, that Amgen has notified Dialysis Centers corporate headquarters in writing that Amgen cannot supply EPOGEN(R) within and for the time period reasonably required by Dialysis Center.

7. CONFIDENTIALITY. Both Amgen and Dialysis Center agree that this Agreement represents and contains confidential information which shall not be disclosed to any third party, or otherwise made public, without prior written authorization of the other party, except where such disclosure is contemplated hereunder or required by law.

8. DISCOUNTS. Dialysis Center may qualify for discounts in accordance with the schedules and terms set forth in Appendix A. Discounts in arrears will be paid in the form of a check payable to Dialysis Center's corporate headquarters. Discounts in arrears will be calculated in accordance with Amgen's discount calculation policies based on * using the prevailing * (*) as the calculation price, except as otherwise provided hereunder. Upon vesting, Amgen will use its best efforts to make such discounts available within 60 days after receipt by Amgen of data, in a form acceptable to Amgen, detailing all * during the applicable period. Payment amounts, as calculated by Amgen, must equal or exceed $100.00 for the applicable period to qualify. Subject to the section entitled "Breach of Agreement," in the event that Amgen is notified in writing that Dialysis Center, legally known as Renal Care Group, Inc., and/or any Affiliates (the "Acquiree") is acquired by another entity or a change of control otherwise occurs with respect to the Acquiree, any discounts which may have been earned hereunder shall be paid in the form of a check payable to the Acquiree's corporate headquarters subject to the conditions described herein. If any Affiliates are added to or deleted from this Agreement during any of the periods used for comparison, for any of the discounts paid in arrears contained herein, Amgen reserves the right in its sole discretion to appropriately adjust Dialysis Center's discounts for the relevant periods, by including or excluding any purchases made by those Affiliates during any of those periods.

9. TREATMENT OF DISCOUNTS. Dialysis Center agrees that it will properly disclose and account for any discount or other reduction in price earned hereunder, in whatever form, (i.e. pricing, discount, or incentive), in a way that complies with all applicable federal, state, and local laws and regulations, including without limitation, Section 11286(b) of the Social Security Act and its implementing regulations.
         Section 1126B(b) requires that a provider of services will properly disclose and appropriately reflect the value of any discount or other reduction in price earned in the costs claimed or charges made by the provider under a federal health care program, as that term is defined in Section 1128B(f). Dialysis Center also agrees that it will (a) claim the benefit of such discount received, in whatever form, in the fiscal year in which such discount was earned or the year after, (b) fully and accurately report the value of such discount in any cost reports filed under Title XVIII or Title XIX of the Social Security Act, or a state health care program, and (c) provide, upon request by the U.S. Department of Health and Human Services or a state agency or any other federally funded state health care program, the information furnished by Amgen concerning the amount or value of such discount. Dialysis Center's corporate headquarters agrees that it will advise all Affiliates, in writing, of any discount received by Dialysis Center's corporate headquarters hereunder with respect to purchases made by such Affiliates and that said Affiliates will account for any such discount in accordance with the above stated requirements.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

10. DISCOUNT LIMITATION. Notwithstanding anything contained herein to the contrary, the amount of any discount available to Dialysis Center from Amgen, under this Agreement or otherwise, shall be limited to *, taking into account the aggregate value of all discounts ultimately available to Dialysis Center for the relevant quarter.

11. DATA COLLECTION. Dialysis Center agrees that all data to be provided to Amgen pursuant to this Agreement, shall be in a form that does not disclose the identity or name of any patient or other patient-identifying information such as address, telephone number, or social security number. Dialysis Center acknowledges that the data to be supplied to Amgen pursuant to this Agreement shall be used to support verification of the discounts and incentives referenced herein, as well as for Amgen-sponsored research concerning the role of EPOGEN(R)in improving treatment outcomes and quality of life of dialysis patients. Dialysis Center shall consistently use a unique alpha-numeric code (which shall not be the same as the patient's social security number) as a "case identifier" to track the care rendered to each individual patient over time, and such case identifier shall be included in the data provided to Amgen. The key or list matching patient identities to their unique case identifiers shall not be provided to Amgen personnel. In furtherance of Amgen research, Dialysis Center may agree from time to time to use its key to update the patient care data by linking it with information concerning health outcomes, quality of life, and other pertinent data that may become available to Amgen from other sources. Any such linking of data sources shall not provide the identity of any patient to Amgen. Amgen agrees that it will maintain data supplied under this agreement in confidence and that it will not use such data to identify or contact any patient. No reports by Amgen concerning analyses of the data or the results of such research shall disclose the identity of any patient.

12. BREACH OF AGREEMENT. Either party may terminate this Agreement for breach upon 30 days advance written notice. In addition, in the event that Dialysis Center breaches any provision of this Agreement, Amgen shall have no obligation to continue to offer the terms described herein or pay any further discounts to Dialysis Center.

13. WARRANTIES. Each party represents and warrants to the other that this Agreement (a) has been duly authorized, executed, and delivered by it,
         (b) constitutes a valid, legal, and binding agreement enforceable against it in accordance with the terms contained herein, and (c) does not conflict with or violate any of its other contractual obligations, expressed or implied, to which it is a party or by which it may be bound. The party executing this Agreement on behalf of Dialysis Center specifically warrants and represents to Amgen that it is authorized to execute this Agreement on behalf of and has the power to bind Dialysis Center and the Affiliates to the terms set forth in this Agreement.

14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California and the parties submit to the jurisdiction of the California courts, both state and federal.

15. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent to the other party by first class mail or other means of written communication at the respective party's current address or at such other address as the party shall have furnished to the other in accordance with this provision.

16. COMPLIANCE WITH HEALTH CARE PRICING LEGISLATION AND STATUTES. Notwithstanding anything contained herein to the contrary, at any time following the enactment of any federal, state, or local law or regulation that in any manner reforms, modifies, alters, restricts, or otherwise affects


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         the pricing of or reimbursement available for EPOGEN(R), Amgen may, in its sole discretion, upon 30 days notice (a) terminate this Agreement, or (b) exclude any Affiliates from participating in this Agreement unless such Affiliate(s) certifies in writing that they are, or will be, exempt from the provisions thereunder. Additionally, in order to assure compliance with any existing federal, state or local statute, regulation or ordinance, Amgen reserves the right, in its sole discretion, to exclude any Affiliates from the pricing, discount, and incentive provisions of this Agreement.

17. FORCE MAJEURE. Neither party will be liable for delays in performance or nonperformance of this Agreement or any covenant contained herein if such delay or nonperformance is a result of Acts of God, civil or military authority, civil disobedience, epidemics, war, failure of carriers to furnish transportation, strike, lockout or other labor disturbances, inability to obtain material or equipment, or any other cause of like or different nature beyond the control of such party.

18. MISCELLANEOUS. No modification of this Agreement will be effective unless made in writing and executed by a duly authorized representative of each party, except as otherwise provided hereunder. Neither party may assign this Agreement to a third party without the prior written consent of the other party. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original but all of which taken together constitutes one and the same agreement.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties and supersedes all prior written or oral proposals, agreements, or commitments pertaining to the subject matter herein.

Please retain one fully executed original for your records and return the other fully executed original to Amgen.

The parties executed this Amendment as of the dates set forth below.

AMGEN INC.                                  RENAL CARE GROUP, INC.

Signature:   /s/ Tom Green                  Signature:   /s/ Gary Brukardt
          ----------------------------                 -------------------------
Print Name:  Tom Green                      Print Name:  Gary Brukardt
           ---------------------------                  ------------------------
Print Title: National Account Manager       Print Title: EVP-COO
             -------------------------                   -----------------------
Date:        03/19/99                       Date:        03/26/99
     ---------------------------------            ------------------------------

                APPENDIX A. DISCOUNT PRICING, SCHEDULE, AND TERMS

1. PRICING. Dialysis Center may purchase EPOGEN(R) through Authorized Wholesalers at a guaranteed * off of the prevailing *. Amgen reserves the right to change the * at any time. *

2. OPTIONAL HEMATOCRIT/HEMOGLOBIN INCENTIVE. Each individual Affiliate may qualify for an Optional Hematocrit/Hemoglobin Incentive ("OHI") provided the following requirements are met.

A. REQUIREMENTS: Dialysis Center's aggregate * of EPOGEN(R) purchases by all Affiliates as listed on Appendix B on the Commencement Date of this Agreement for each calendar quarter during the Term must equal or exceed * of the aggregate * of EPOGEN(R) purchases by those same Affiliates for the same time period from the previous year. In addition, at least * of Dialysis Centers patients must have Average Patient Hematocrits (as defined in Section 2(b) below) greater than or equal to * during each calendar quarter of the Term. If either of these criteria is not met during any given calendar quarter of the Term, none of Dialysis Center's Affiliates will qualify for the OHI during that quarter.

         In order to participate in the OHI, Dialysis Center must provide the following to Amgen or to a data collection vendor specified by Amgen, on a monthly basis, and no later than 30 days after the end of each month:

         i) all hematocrit test results for each dialysis patient, the date of each test, and a consistent, unique, alpha-numeric identifier (sufficient to consistently track an individual patient without in any way disclosing the identity of the patient), along with the name, address and phone number of the particular Affiliate at which each patient received treatment (collectively the "Data"). Amgen may utilize the Data for any purpose, and reserves the right to audit all Data. Under no circumstances should the Data include any patient identifiable information including, without limitation, name, complete social security number, address or birth date. The identity of the account submitting the Data and any association with the Data will remain confidential. The hematocrit test results must be derived from blood samples taken immediately before dialysis treatment using any automated red blood cell counter testing method (e.g. Coulter-counter, Bayer-Technicon, Sysmex, CellDyne), must be reported to the nearest tenth of one percent, and must be submitted directly from the clinical laboratory in a format acceptable to Amgen. Hand written reports are not acceptable; electronic submission of the Data is preferred, and

         ii) a properly executed "Certification Letter," a sample of which is attached hereto as Exhibit #1, that will be provided to Dialysis Center's corporate headquarters, unless otherwise requested, before each payment period.

B. CALCULATION: Assuming Dialysis Center has fulfilled all requirements as described in Section 2(a) above, the OHI for each individual Affiliate will be calculated as follows:

         The "Average Patient Hematocrit" for each dialysis patient will be based upon the average of all hematocrit test results gathered for each patient during each calendar quarter of the Term. The Average Quarterly Percentage of all dialysis patients with Average Patient Hematocrits greater than or equal to * will be determined for each Affiliate by dividing the total number of dialysis patients with Average Patient Hematocrits greater than or equal to *, by the total number of dialysis patients treated by that Affiliate.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         C. PAYMENT: The OHI for each Affiliate will be calculated on a quarterly basis and paid to Dialysis Center's corporate headquarters, except as otherwise provided hereunder. Payment is contingent upon receipt by Amgen of the Certification Letters and all required Data for the corresponding quarter. If the Data from any given Affiliate is received more then 30 days after the last day of any relevant month, such Affiliate will not qualify for the OHI for that quarter. Quarterly OHI payments for each individual Affiliate will be based upon the Data received for that Affiliate from the previous quarter * governed by the OHI schedule listed below. Notwithstanding the foregoing, payment for any period during the Term that is not equivalent to a complete calendar quarter, will be based on an average of the Data that is available for that period. If requested by Amgen, Dialysis Center will provide any information necessary * 30 days of Amgen's written request. If Dialysis Center is unable to provide detailed * for each Affiliate, Amgen may calculate the OHI based on Dialysis Center's *. Amgen reserves the right to modify the OHI if the EPOGEN(R)package insert language changes.

                                                                                              Optional
                     Average Quarterly Percentage of all dialysis patients at each           Hematocrit
                 Affiliate with Average Patient Hematocrits greater than or equal to *       Incentive
                     Please direct your attention to the EPOGEN(R) package insert            Percentage

                                    *       .................................................... *
                                    *       .................................................... *
                                    *       .................................................... *
                                    *       .................................................... *
                                    *       .................................................... *


D VESTING: The OHI for each Affiliate will vest on the last day of the corresponding quarter.

E. HEMOGLOBIN CONVERSION: Dialysis Center may choose to submit hemoglobin test results rather than hematocrit test results as a measurement of anemia. If during the Term, Dialysis Center elects to use hemoglobin test results, Dialysis Center must: i) submit a "Notification Letter" to Amgen, a sample of such Notification Letter is attached hereto as Exhibit #2, and ii) begin submitting all hemoglobin test results for all dialysis patients along with all other information described in
         Section 2(a) above, rather than hematocrit test results for all dialysis patients at each Affiliate for purposes of participating in the OHI.

         Amgen will accept the hemoglobin test results, multiply each test result by *, and apply the converted results to the same schedule, requirements and calculations described above in place of the hematocrit test results.

         For the calendar quarter in which Dialysis Center submits its Notification Letter ("Grace Period"), Amgen will apply each Affiliate's Average Quarterly Percentage from the last calendar quarter in which complete hematocrit test results were received ("AQP-Hematocrit") to the OHI schedule listed above in order to determine the applicable OHI Percentage earned for each Affiliate. If Dialysis Center's overall performance on the OHI after the Grace Period does not equal or exceed the overall performance by Dialysis Center prior to conversion to hemoglobin, Amgen will continue to apply each Affiliate's AQP-Hematocrit through the remainder of the Term, provided that during the time period the AQP-Hematocrit is applied *.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         In the event any Affiliates still earning the OHI based on hematocrit test results are added to this Agreement after Dialysis Center has converted to hemoglobin, each such Affiliate's OHI payment for the calendar quarter in which they were added, shall be determined based on each such Affiliate's hematocrit test result for that quarter. All subsequent OHI payments to such added Affiliates must be based solely on hemoglobin test results. Hematocrit test results will not be accepted for any subsequent OHI payment calculations.

3. ADDITIONAL OHI INCENTIVE. In addition to the OHI referenced above, beginning with the quarter commencing October 1, 1999, each Affiliate may be eligible to quality to receive an additional * incentive payment of their *. In order to qualify for the Additional OHI Incentive, each Affiliate must first meet all of the requirements for the OHI as described in this Appendix A, Section 2a, and for the quarters beginning October 1, 1999 through December 31, 1999 and January 1, 2000 through March 31, 2000, such Affiliate must have at least * of its patients with Average Patient Hematocrits greater than or equal to *. If such Affiliate meets these requirements for both quarters referenced herein, such Affiliate will qualify for the Additional OHI Incentive. If such Affiliate has at least * of its patients with Average Patient Hematocrits greater than or equal to * for only one of the quarters described above, such Affiliate will not qualify for the Additional OHI Incentive. The Additional * incentive payment will be calculated as * during the quarter beginning October 1, 1999 through December 31, 1999 and for the quarter beginning January 1, 2000 through March 31, 2000.

4. ELECTRONIC DATA INCENTIVE. Each Affiliate may be eligible to receive an additional * incentive payment if certain data elements are transmitted to Amgen electronically. The additional * will be calculated as a percentage of each * during that quarter. In order to qualify for the additional *, the following EPOGEN(R) Related Patient Data must be submitted by all Affiliates in an electronic format acceptable to
         Amgen: Facility ID, Patient ID, Draw Date, Hematocrit, Hemoglobin, Transferrin Saturation, and Ferritin. Such EPOGEN(R) Related Patient Data must be submitted, on a monthly basis, and no later than 30 days after the end of each month. If such EPOGEN(R) Related Patient Data is not submitted by any Affiliate for any given calendar quarter of the second year of the Term, such Affiliate will not qualify for the Electronic Data Incentive.

5. VOLUME PERFORMANCE INCENTIVE. Dialysis Center may qualify for the Volume Performance Incentive ("VPI") as described below.

A. CALCULATION: Dialysis Center's VPI Will be calculated in accordance with the following formula.

                                        *
                           where

                                        *

         Estimated payments will be made quarterly using Amgen's discount calculation policies, and the VPI will be reconciled at the end of the Term.

         Vesting:  Dialysis Center's VPI will vest quarterly.


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                 Appendix B: List of Dialysis Center Affiliates

                          (See attached Contract List)

To ensure you receive the appropriate discount it is important that we have your current list of Authorized Wholesalers. The following list represents the Wholesalers Amgen currently has associated with your contract. Please update the list by adding or deleting Wholesalers as necessary,

Henry Schein, Incorporated
5 Harbor Park Drive
Port Washington, NY  11050

Metro Medical Supply, Incorporated
3332 Powell Road
Nashville, TN  37204

Priority Healthcare Corporation
Charise Charles Division
285 West Central Parkway, Suite 1704
Altamonte Springs, FL  32714

                                                                      EXHIBIT #1

                           SAMPLE CERTIFICATION LETTER

Month X, 199X

FSDC Legal Name
Street Address
City, ST  Zip

RE:      Amgen Agreement No. XXXX)(X

Dear _____________________:

Thank you for your participation in the Optional Hematocrit/Hemoglobin Incentive Program. In order for us to enroll you, we require that a duly authorized representative of your organization sign the certification below.

Upon receipt of this executed document, we will calculate the value of your incentive. If we do not receive the executed certification, we cannot provide you with this incentive.

If you have any questions regarding this letter please contact me at (805) 447-5745. Thank you for your assistance in returning this certification.

Sincerely,

Steve Todd
FSDC Market Segment Manager

CERTIFICATION:

On behalf of FSDC Legal Name and all eligible Affiliates participating in the Optional Hematocrit/Hemoglobin Incentive Program under Agreement No. XXXXXX, the undersigned hereby certifies that the hematocrit/hemoglobin data submitted for each eligible Affiliate during this calendar quarter includes the required hematocrit/hemoglobin results from all dialysis patients of such Affiliate, and does not include hematocrit/hemoglobin results from non-patients. The party executing this document also represents and warrants that it (i) has no reason to believe that the submitted hematocrit/hemoglobin data is incorrect, and (ii) is authorized to make this certification on behalf of all eligible Affiliates submitting hematocrit/hemoglobin data.

FSDC LEGAL NAME

Signature:
             --------------------------

Print Name:
             --------------------------

Print Title:
             --------------------------

Date:
     ----------------------------------

                                                                      EXHIBIT #2

                           Sample Notification Letter

Month X, 199X

Steve Todd
FSDC Market Segment Manager
Amgen Inc,
One Amgen Center Drive
Thousand Oaks, CA  91320

RE:      Amgen Agreement No. XXXXXX

Dear Mr. Todd:

This letter serves as notification that FSDC Legal Name and all eligible Affiliates participating in the Optional Hematocrit/Hemoglobin Incentive Program under Agreement No. XXXXXX, will begin using hemoglobin test results as a measurement of anemia as of Month X, 199X, and will begin submitting hemoglobin test results rather than hematocrit test results for purposes of participating in the Optional Hematocrit/Hemoglobin Incentive Program.

We understand that any discount under the Optional Hematocrit/Hemoglobin Incentive Program will now be based solely on hemoglobin test results and that hematocrit test results will no longer be accepted. We also understand that such hemoglobin test results will be converted and applied to the same schedule, requirements, and calculations described in the Optional Hematocrit/Hemoglobin Incentive Program outlined in the Agreement,

Sincerely,

Name of Administrator
Title